Exhibit 23.3

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of SNDL Inc. of our report dated September 19, 2022 relating to the consolidated financial statements of Alcanna Inc., which appears in the Current Report on Form 6-K of SNDL Inc. dated September 19, 2022.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Edmonton, Alberta
January 13, 2023

PricewaterhouseCoopers LLP
Stantec Tower, 10220 103 Avenue NW, 22nd Floor, Edmonton, Alberta, Canada T5J 0K4
T: +1 780 441 6700, F: +1 780 441 6776, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.